Exhibit 16

April 3, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated April 3, 2012 of Bioject Medical Technologies, Inc. and are in agreement with the statements contained therein.

Respectfully,

/s/ Moss Adams LLP